EXHIBIT 99.1
Motorola Completes Acquisition of Tut Systems, Inc.
SCHAUMBURG, Ill. – 30 March 2007 — Motorola, Inc. (NYSE: MOT) announced that it has completed its acquisition of Tut Systems, Inc. (Nasdaq: TUTS). The transaction has a total equity value of approximately $39 million on a fully diluted basis.
Tut Systems delivers industry-leading content processing and distribution products for deploying next-generation video and Internet Protocol (IP) services over broadband networks. More than 160 service providers including telecommunications carriers, cable operators, entertainment companies and government agencies worldwide use Tut Systems products.
The integration of Tut Systems’ solutions with Motorola’s industry-leading digital video delivery solutions will expand Motorola’s ability to help service providers deploy advanced video services over IP, ATM, or RF-based network architectures. Motorola currently has deployed 2,060 digital video networks and more than 50 million digital video set tops worldwide.
As previously announced on December 21, 2006, the two companies signed a definitive merger agreement under which Motorola has now acquired all of the outstanding shares of Tut Systems common stock. The transaction was approved by the stockholders of Tut Systems on March 6, 2007 and was completed today. With the completion of the transaction, trading in Tut Systems common stock will be suspended at the close of business today.
About Tut Systems, Inc.
Tut Systems, Inc. delivers advanced content processing and distribution products as well as comprehensive system integration services for deploying next-generation data and video services over broadband networks. Service providers, content providers and government agencies worldwide use Tut Systems solutions to deliver broadcast-quality video over broadband networks.
Tut Systems is headquartered in Lake Oswego, OR. For more information, visit http://www.tutsys.com or call (971) 217-0400.
About Motorola
Motorola is known around the world for innovation and leadership in wireless and broadband communications. Inspired by our vision of Seamless Mobility, the people of Motorola are committed to helping you get and stay connected simply and seamlessly to the people, information, and entertainment that you want and need. We do this by designing and delivering “must have” products, “must do” experiences and powerful networks — along with a full complement of support services. A Fortune 100 company with global presence and impact, Motorola had sales of US $42.9 billion in 2006. For more information about our company, our people and our innovations, please visit http://www.Motorola.com.

Forward Looking Statements
Certain statements contained in this press release, including future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products, any other statements regarding Motorola’s or Tut Systems’ future expectations, beliefs, goals or prospects, the near-term impact of the transaction on Motorola’s earnings per share, and any statements that are not statements of historical facts might be considered forward-looking statements. While these forward-looking statements represent managements’ current judgment of future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those stated in the forward-looking statements. Important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, include: (i) the parties’ ability to meet expectations regarding the accounting and tax treatments of the transaction; (ii) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all; (iii) Motorola’s ability to successfully integrate Tut Systems’ operations and technology into those of Motorola and the possibility that such integration may be more difficult, time-consuming or costly than expected; (iv) revenues following the transaction may be lower than expected; (v) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; (vi) the retention of certain key employees at Tut Systems; and (vii) the other factors described in Motorola’s Annual Report on Form 10-K for the year ended December 31, 2005 and its subsequent reports filed with the SEC, and Tut Systems’ Annual Report on Form 10-K for the year ended December 31, 2005 and its subsequent reports filed with the SEC. Motorola and Tut Systems assume no obligation to update or revise any forward-looking statement in this press release, and such forward-looking statements speak only as of the date hereof.
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Media Contacts:
Kalia Farrell
Motorola
+1-215-323-1059
Kalia.Farrell@motorola.com
Craig Bender
Tut Systems, Inc.
+1-925-201-4511
cbender@tutsys.com
MOTOROLA and the Stylized M Logo are registered in the US Patent and Trademark Office. All other product or service names are the property of their respective owners. © Motorola, Inc. 2007